Exhibit (p)(11)

Effective: June 1, 2021

CODE OF ETHICS OVERVIEW

You are subject to this Code of Ethics (the “Code”) if you are an Employee of the Firm.1 The Code contains the rules that govern your conduct and personal trading.

You have the following fundamental responsibilities under the Code:

●	You have a duty to place the interests of Clients first.
●	You must avoid any actual or potential conflict of interest.
●	You must not take inappropriate advantage of your position at the Firm.
●	You must comply with all applicable Securities and Commodities Laws.

Your Personal Securities Transactions are subject to the following requirements and restrictions:

Types of Securities. Your Personal Securities Transactions are typically limited to buying and selling the following publicly traded Securities (with certain limited exceptions):

● common stock ● exchange traded funds (ETFs) ● open-end funds ● closed-end funds ● NextSharesTM	● unit investment trusts ● municipal bonds ● corporate bonds ● preferred securities ● asset backed securities

You may not enter into Personal Securities Transactions in Derivatives (generally including options and Futures).

Preclearance Requirements. You must preclear and receive approval for your Personal Securities Transactions, unless an exemption is available. Before seeking preclearance and approval for a Personal Securities Transaction, you must ensure the transaction is consistent with the fundamental responsibilities listed above and with the rules contained in the Code. In general, when making personal investments you must exercise extreme care to ensure that you do not violate the Code and your fundamental responsibilities. You may

[1]	Capitalized terms not defined in the text are defined in Appendix I to the Code.

not take inappropriate advantage of your position at -the Firm in connection with your personal investments.

Restrictions. Your Personal Securities Transactions may be restricted by the following:

●	Blackout periods and holding requirements for Morgan Stanley securities
●	Blackout periods for Morgan Stanley and Eaton Vance Closed-End Funds
●	Blackout periods triggered by Client orders or pending orders in the same Security or a Related Financial Instrument
●	Blackout periods triggered by an internal analyst recommendation or ratings change in the same Security or a Related Financial Instrument
●	Blackout periods related to the reconstitution or rebalancing of a Calvert index
●	Securities on the Firm’s restricted securities list
●	Section 16 holding periods

If you are a Portfolio Person and/or a Research Analyst, your Personal Securities Transactions are also subject to the restrictions in Sections III.C. and III.D., respectively.

The Code covers the personal investments of all Employees and their Immediate Family Members. Therefore, you and your Immediate Family Members must conduct all your personal investments consistent with the Code.

The Code has other requirements that may restrict your Personal Securities Transactions in addition to those summarized above. You are required to carefully review the entire Code. Remember that the Firm may take disciplinary action against you, including disgorgement of profits, restricting personal trading and possibly suspension and/or dismissal, if you violate the Code. In addition, any such violation may be considered during your year-end performance and discretionary compensation review. You are encouraged to consult with a Compliance Officer if you have any question as to the status of any personal investments under the Code.

CODE OF ETHICS

I.     INTRODUCTION

This Code of Ethics (this “Code”) sets out standards of conduct to help the Firm’s officers and employees (referred to as “Employees”) avoid potential and actual conflicts that may arise from their actions and their Personal Securities Transactions.2 You must read and understand this Code. A Compliance Officer can assist you with any questions you may have.

If you are designated as an Affiliate Office Employee, you are subject to Section IV., the applicable definitions in Appendix I, and Appendix II to this Code, and are not subject to the other Sections, except as specifically indicated.

If you are designated as a Morgan Stanley Affiliate Employee, you are subject to Sections II, III, IV, the applicable definitions in Appendix I and information provided in Appendix III to this Code, and are not subject to the other Sections, except as specifically indicated.

II.     YOUR FUNDAMENTAL RESPONSIBILITIES

The Firm seeks to ensure a culture that promotes honesty and high ethical standards. This Code is intended to assist Employees in meeting the high ethical standards the Firm follows in conducting its business. The following general fiduciary principles must govern your activities:

●	You have a duty to place the interests of Clients first.
●	You must avoid any actual or potential conflict of interest.
●	You must not take inappropriate advantage of your position at the Firm.
●	You must comply with all applicable Securities and Commodities Laws of any relevant jurisdiction(s).

If you violate this Code or its associated policies and procedures, the Firm may take disciplinary action against you, including disgorgement of profits, restricting personal trading and possibly suspension and/or dismissal. In addition, any such violation may be considered during your year-end performance and discretionary compensation review.

III.    PERSONAL INVESTMENTS

In general, when making personal investments you must exercise extreme care to ensure that you do not violate this Code and your fundamental responsibilities. You may not take inappropriate advantage of your position at the Firm in connection with your personal investments. This Code covers the personal investments of all Employees and their Immediate Family Members (which term is limited to individuals who share the same household as the Employee). Therefore, you and your Immediate Family Members must conduct all your personal investments consistent with this Code.

Sections III.A. and III.B. below relate to all Employees. Employees who are Portfolio Persons or Research Analysts are also subject to Section III.C. and III.D., respectively.

[2]	Capitalized terms used without definition are defined in Appendix I.

A.   Permitted Personal Securities Transactions

The ONLY Financial Instruments you may purchase and sell in a Personal Securities Transactions are publicly offered:

● common stock ● exchange traded funds (ETFs) ● open-end funds ● closed-end funds ● NextSharesTM	• unit investment trusts • municipal bonds • corporate bonds • preferred securities • asset backed securities

You may NOT enter into Personal Securities Transactions in Derivatives (generally including options and Futures). See Section E.5 “Limitations on Certain Types of Investment Instruments and Transactions” for additional information.

See Sections III.E., IV.A., IV.B. and IV.C. of this Code for other restrictions that may affect your Personal Securities Transactions.

B.   Preclearance Requirements for All Personal Securities Transactions

You must preclear and receive prior approval for all your Personal Securities Transactions (including in MS stock, Eaton Vance Closed- End Funds and Exchange Traded Funds (“ETFs”), excluding the Broad-Based ETFs listed in Appendix III) unless your Personal Securities Transaction is subject to an exemption under this Code. Exemptions available to Employees are listed in Sections III.B.2. and III.B.3. Preclearance and approval of Personal Securities Transactions helps the Firm prevent certain investments that may conflict with Client trading activities or raise other potential or actual conflicts. Preclearance and approval of Personal Securities Transactions in MS Securities helps the Firm prevent trading activity when there might be material information about MS that has not yet made public.

As a reminder, positions in Morgan Stanley securities must be held for a minimum of 30 calendar days. A six-month holding period applies to the Morgan Stanley Management and Operating Committee members for positions in Morgan Stanley securities. Morgan Stanley securities received as part of equity-based compensation are exempt from the holding period requirements.

You are prohibited from buying or selling Morgan Stanley securities if you are in possession of material, non-public information regarding Morgan Stanley or other Eaton Vance Affiliated Entity.

The preclearance and approval process is outlined below.

Important information about the preclearance and approval process

•  The preclearance and approval requirement above applies to Employees and their Immediate Family Members.

•  The approval is valid for the day on which the approval was granted. If you do not execute your transaction by the end of the business day (midnight local time) on which you received approval or if the information in your preclearance request changes, you must repeat the preclearance process prior to undertaking the transaction.

1.

Preclearance and Approval Process for All Personal Securities Transactions. Unless one of the exemptions in Sections III.B.2. or III.B.3. below is available, you must preclear and receive prior approval for all Personal Securities Transactions by following the preclearance and approval process outlined below:

a.	You must input the details of the proposed trade into the StarCompliance System and follow the instructions.
b.	You will receive notification as to whether your proposed trade is approved or denied.

Important information about Personal Securities Transactions in MS Securities

•  All Employees and their Immediate Family Members must follow the preclearance and approval process in connection with any Personal Securities Transaction in MS Securities unless the transaction is subject to an exemption under Section III.B.2.i.

•  The approval is valid for the day on which the approval was granted unless you are notified differently by a Compliance Officer.

•  There are times when transactions in MS Securities are prohibited, such as prior to releases of earnings information. Normally you will be notified of these blackout periods.

•  Positions in Morgan Stanley securities must be held for a minimum of 30 calendar days. Morgan Stanley securities received as part of equity-based compensation are exempt from the holding period requirements.

•  The purchase or sale of options in Morgan Stanley securities (including publicly traded options) is prohibited.

2.

Personal Securities Transactions Excluded from the Preclearance and Approval Requirement (but still subject to the Reporting Requirements). Except as otherwise provided below, Employees are not required to preclear and receive prior approval for the following Personal Securities Transactions, although Employees are still responsible for complying with the reporting requirements of Section V. of this Code for these transactions (each, an “Exempt Reportable Transaction”):

a.

the acquisition or disposition of a Security or other Financial Instrument as the result of a stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization;

b.	the receipt of a Security or other Financial Instrument as a bona fide gift that you receive;

c.	transactions in Broad-Based ETFs listed in Appendix III;

d.	transactions in open-end Funds or Sub--advised Fund (including those held through a variable insurance product account) (i.e., transactions in shares of Funds do not need to be precleared but must be reported, including those in an Morgan Stanley pension/retirement savings account, such as your Morgan Stanley Profit Sharing and Retirement Plan account);

e.	transactions in NextSharesTM

f.

transactions in funds that are recognized by an European Union member state as an Undertaking for Collective Investment in Transferable Securities (commonly referred to as an “UCITS”) (i.e., transactions in shares of an UCITS fund do not need to be precleared but must be reported, including those in an Eaton Vance pension/retirement savings account, such as your Eaton Vance Profit Sharing and Retirement Plan account);[3]

g.

transactions in any Managed Account over which neither you nor an Immediate Family Member (i) exercises investment discretion; (ii) have notice of specific transactions prior to execution; or (iii) otherwise have direct or indirect influence or control. You must still report the account, including the name of any broker, dealer or bank with which you have an account. Should you be made aware of a proposed transaction in a Managed Account or have personally directed, or asked another person to direct a trade in a Managed Account, you are required to pre-clear that trade prior to execution. You must contact a Compliance Officer if you have this type of account and complete certain certifications before trading in the account commences;

h.

transactions pursuant to an Automatic Investment Plan, except that transactions overriding the Automatic Investment Plan’s predetermined schedule and allocation must be precleared and approved. You must contact a Compliance Officer if you have this type of account;

i.

transactions in accounts held on automated asset allocation platforms over which neither you nor an Immediate Family Member exercises any investment discretion, including with respect to the Financial Instruments involved in such transactions and the allocation percentages utilized within the asset allocation platform. You must contact a Compliance Officer if you have this type of account and complete certain certifications before trading commences; and

j.	the following Personal Securities Transactions in Morgan Stanley securities:

i.	purchases pursuant to any Morgan Stanley sponsored stock purchase plans or to the exercise of any Morgan Stanley Stock option agreement;
ii.	the acquisition or disposition of Morgan Stanley securities as the result of non-voluntary transactions such as dividends, stock splits, or automatic

[3]

A Personal Securities Transaction in regulated collective investment schemes, or units or shares of an UCITS that is an U.K.-authorized unit trust (commonly referred to as an “AUT”) or an open-ended investment company (commonly referred to as an “OEIC”) that is governed by the Open-Ended Companies Regulations 2001 under the U.K.’s Financial Services and Market Act 2000 and under control by the Financial Conduct Authority (or any successor) are Exempt Transactions under Section III.B.3. of this Code and exempt from the reporting requirements in Section V.B. of this Code provided that such AUT or OEIC is not (i) distributed by an Eaton Vance Distributor Entity and administered and/or advised by an Eaton Vance Affiliated Entity or (ii) sub-advised by an Eaton Vance Affiliated Entity).

dividend reinvestments; or
iii.	non-voluntary transactions initiated by a broker, dealer or bank with respect to Morgan Stanley securities deposited in a margin account.

Important information about your obligations under this Code related to Personal Securities Transactions in:

➢  Managed Accounts

➢  Automatic Investments Plans

➢  Automated asset allocation platforms

You must contact a Compliance Officer if you have this type of account or plan and complete certain certifications before trading commences in the account.

3.

Personal Securities Transactions Excluded from the Preclearance and Approval Requirement and Reporting Requirements. In addition to preclearing and receiving prior approval, Employees are required by Section V.B. below to report all Personal Securities Transactions under the Code subject to a few limited exceptions set forth below. The following Personal Securities Transactions are exempt from the preclearance and prior approval requirements in this Section III., as well as the reporting requirements provided in Section V.B. of the Code (each, an “Exempt Transaction”):

a.	Purchases or sales of direct obligations of the U.S. Government or any other national government;[4]

b.

Purchases or sales of bank certificates of deposit (“CDs”), bankers acceptances, commercial paper and other high quality short-term debt instruments (with a maturity of less than one year), including repurchase agreements;

c.	Purchases which are made by reinvesting dividends (cash or in-kind) on a Financial Instrument including reinvestments pursuant to an Automatic Investment Plan;

d.

Purchases or sales of open-end mutual funds that are investment companies registered with the Securities and Exchange Commission (including those held through a variable insurance product direct account) that are not (i) distributed by a Morgan Stanley broker-dealer, including Eaton Vance Distributors, Inc. and administered and/or advised by Morgan Stanley or any Eaton Vance Affiliated Entity or (ii) sub-advised by Morgan Stanley or any Eaton Vance Affiliated Entity;

e.	Purchases or sales of regulated collective investment schemes, or an AUT or an OEIC that is governed by the U.K. Financial Services and Market Act 2000 and

[4]

Personal Securities Transaction in premium bonds, indexed-linked savings certificates, fixed income savings certificates, guaranteed equity bonds, capital bonds, children’s bonus bonds, fixed rate savings bonds, income bonds and pensioner’s guaranteed income bonds issued and sold directly to the public through the National Savings and Investments agency of the United Kingdom’s Chancellor of the Exchequer are also Exempt Transactions.

subject to regulation by the Financial Conduct Authority (or any successor) unless the AUT or OEIC is (i) distributed by a Morgan Stanley broker-dealer, including an Eaton Vance Distributor Entity and administered and/or advised by Morgan Stanley or any Eaton Vance Affiliated Entity or (ii) sub-advised by Morgan Stanley or any Eaton Vance Affiliated Entity; and

f.	Purchases or sales of money market funds (including those held through a variable insurance product direct account).

Important information about your obligations under this Code related to Personal Securities Transactions in:

➣ ETFs

➣ closed-end mutual funds, including Morgan Stanley and Eaton Vance Closed-End Funds, and

➣ open-end mutual funds

	Preclearance Required?	Reporting Required?
Mutual Funds	No	Yes, if the fund is managed or advised by Morgan Stanley or an Eaton Vance Affiliated Entity
ETFs	Yes*	Yes
Closed-End Funds	Yes	Yes

* Excluding the broad-based ETFs listed in Appendix III

C. Additional Requirements - Portfolio Persons

If you are an Employee who is a Portfolio Person with respect to a Client, you are subject to the blackout periods listed below. The blackout periods are intended to allow Clients the opportunity to trade before you do for yourself. Transactions that do not require preclearance under Sections III.B.2. and III.B.3. of this Code are not subject to these blackout periods. Regardless of whether you are required to preclear your trade, you must not take inappropriate advantage of your position as a Portfolio Person in violation of this Code.

Important information for Portfolio Persons

●   You are responsible for avoiding all prohibited transactions described in this Section III.C., and you may not rely upon the preclearance and prior approval process to prevent you from violating these rules.

●   You may not delay taking appropriate action for a Client account that you manage in order to avoid potential adverse consequences in connection with your own Personal Securities Transactions.

1.

Personal Securities Transactions within Five Calendar Days prior to or after a Client Trade. A Portfolio Person may not enter into a Personal Securities Transaction in a Security prior to, and including, 5 calendar days before or after transacting in the same Security or a Related Financial Instrument for that Client. Similarly, a Portfolio Person may not enter into a Personal Securities Transaction in a Security prior to, and including, 5 calendar days before or after a Client if the Portfolio Person knows of another Portfolio Person’s intention to transact in the same Security or a Related Financial Instrument for that Client. Thus, if you personally transact in a Security within 5 calendar days before or after (inclusive) of a Client trade in the same Security or a Related Financial Instrument, your Personal Securities Transaction will be considered a violation of this Code unless the client trade was directed by someone else without your knowledge or you obtained prior approval from a Compliance Officer.

2.

Portfolio Person Required Representation. If you are a Portfolio Person, prior to entering into a Personal Securities Transaction, you must represent in your preclearance request that you are not aware of any pending trades or proposed trades in the same Security or a Related Financial Instrument for any Client in the next 5 calendar days. Please consider the timing of your personal trades carefully.

D.  Additional Requirements - Research Analysts

If you are a Research Analyst, you are subject to the requirements and restrictions listed below. Note that you may be both a Research Analyst and a Portfolio Person. If you are both, you must comply with the requirements of Section III.C. and Section III.D. of this Code.

The blackout periods described below are intended to allow Clients the opportunity to act upon your recommendations and research conclusions regarding a Financial Instrument before you do for yourself. Transactions that do not require preclearance under Sections III.B.2. and III.B.3. of this Code are not subject to these blackout periods. Regardless of whether you are required to preclear your trade, you must not take inappropriate advantage of your position as a Research Analyst in violation of this Code.

Important information for Research Analysts

●   You are responsible for avoiding all prohibited transactions described in this Section III.D., and you may not rely upon the preclearance and prior approval process to prevent you from violating these rules.

●   You may not delay communicating your recommendations and conclusions regarding Securities in your coverage area in order to avoid potential adverse consequences in connection with your own Personal Securities Transactions.

1.

Restrictions on Personal Securities Transactions for Securities in Your Coverage Area. If you are a Research Analyst, you may not enter into a Personal Securities Transaction in any Security for which you have coverage responsibility:

●

if you are in the process of making a new or changed recommendation or conclusion for the Security or a Related Financial Instrument, but you have not yet broadly communicated your new or changed recommendation or conclusion to the Portfolio Persons in your department;

●	until the 5th calendar day after you have broadly communicated your new or changed recommendation or research conclusion throughout the relevant investment group; or
●	you have first determined, with the prior concurrence of a Compliance Officer, that investment in that Security or a Related Financial Instrument is not suitable for any Client.

If you have any questions about the scope of your coverage responsibilities for purposes of this Code, contact a Compliance Officer.

2.

Disclose Beneficial Interests. If you are a Research Analyst, before you make a recommendation that a Financial Instrument be purchased, sold or held by a Client, you must disclose to any Portfolio Person to whom you make the recommendation any direct or indirect Beneficial Interest you may have in that Financial Instrument.

3.

Research Analyst Required Representations. If you are a Research Analyst, prior to entering into a Personal Securities Transaction, you must represent in your preclearance request that you are not aware of any pending trades or proposed trades in the same Financial Instrument or a Related Financial Instrument for any Client to occur in the next 5 calendar days. Please consider the timing of your personal trades carefully.

E.	Provisions Applicable to All Employees that May Restrict Personal Securities Transactions

If your Personal Securities Transaction is required to be precleared pursuant to Section III.B. of this Code and falls within one of the following categories, your preclearance request will generally be denied by the Compliance Officer. It is your responsibility to initially determine if any of the following categories apply to your situation or transaction.

1.

Client Orders and Pending Orders. If on the day you seek preclearance and approval to enter into a Personal Securities Transaction for a Security, (a) the Security or a Related Financial Instrument has been purchased or sold by that Client; or (b) there is a pending Client order in the Security or a Related Financial Instrument, then you CANNOT trade the Security and your preclearance request will be denied. This prohibition is in addition to any other requirements or prohibitions in this Code that may be applicable.

2.

Research Recommendations or Conclusions. If within the 5 calendar days prior to and including the day you seek preclearance and approval to enter into a Personal Securities Transaction for a Security, (a) that Security or a Related Financial Instrument has been added to or removed from the Analyst Select Portfolio or Counselors Focus Portfolio, or an existing position in the Analyst Select Portfolio or Counselors Focus Portfolio has been increased or decreased, (b) the WPP of that Security or a Related Financial Instrument has been changed on Code Red/FactSet RMS,[5] or (c) for purposes of the CRM, that Security (or its issuer) has been designed as “eligible” or “ineligible” or its designation as a “eligible” or “ineligible” has changed, then you CANNOT trade the Security and your preclearance request will be denied.

[5]

The WPP is the “weighted price potential” of the security as determined by a Research Analyst in the Eaton Vance Management or Eaton Vance Advisers International Ltd. Equity Department. The amount the WPP must change in order to trigger the restriction in Section III.E.2. of this Code will be determined from time to time by the Eaton Vance Chief Equity Investment Officer.

This prohibition is in addition to any other requirements or prohibitions in this Code that may be applicable.

3.

Restricted Securities List. The Legal and Compliance department maintains and periodically updates various restricted securities lists that contain certain securities that may not be traded by certain Employees. Requests to purchase or sell any security on a restricted securities list applicable to that Employee will be denied.

4.

Blackout Period related to the Reconstitution of a Calvert Index. If you are an Employee with knowledge of the decisions of the CRM Research, Review and Recommendation Committee or the CRM Index Committee (or any new or successor committees that CRM may form to perform similar functions) as determined by the CRM Chief Compliance Officer or her designee, for the 5 calendar days prior to and including the day that the relevant Calvert Index is reconstituted, you may NOT enter into a Personal Securities Transaction in your personal account. A Compliance Officer will notify you if you are subject to this blackout period.

5.

Limitations on Certain Types of Investment Instruments and Transactions. You may NOT enter into Personal Securities Transactions in Derivatives (including Futures, forward contracts, including currency forwards, physical commodities and related derivatives, over-the-counter warrants or swaps). You are prohibited from selling (“writing”) a put. The prohibition on commodities trading applies to trades directly on commodities markets rather than holding the physical commodity (e.g., gold bullion). The following is a list of permitted options trading:

●

Call Options – Listed Call Options: You may purchase a listed call option if the call option has a “period to expiration” of at least 30 calendar days from the date of purchase and you hold the call option for at least 30 calendar days prior to sale. If you choose to exercise the option, you must also hold the underlying security delivered pursuant to the exercise for 30 calendar days.

●	Call Options – Covered Calls: You may also sell (or “write”) a call option only if you have held the underlying security (in the corresponding amount) for at least 30 calendar days.
●

Put Options – Listed Put Options: You may purchase a listed put option if the put option has a “period to expiration” of at least 30 calendar days from the date of purchase and you hold the put option for at least 30 calendar days prior to sale. If you purchase a put option on a security you already own, you may exercise the put once you have held the underlying security for 30 calendar days. If you purchase a put on a security that you do not own, you may not exercise the put; and must sell the option prior to its expiration date.

You must obtain pre-clearance approval prior to exercising an option or purchasing or selling an option.

6.	Limitations on Short Sales. You may not sell any Security short.

7.

Short-Term Trading. You may not sell a Security until at least 30 calendar days after the most recent purchase trade date of the same or equivalent Security. You may not repurchase a Security until at least 30 calendar days after the most recent sale trade date of the same or equivalent Security. You may not trade partial positions or use First

In – First Out (“FIFO”) principles to enter into or trade out of positions of the same Security. (NOTE: Transactions subject to Section B.2 and B.3 are not subject to this prohibition.)

8.

Initial Public Offerings, Private Placements and Investments in Hedge Funds. As a general matter, you should expect that most preclearance requests involving initial public offerings will be denied. If your proposed transaction is an initial public offering, a private placement, or an investment in a hedge fund, the Compliance Officer will determine whether the investment opportunity should be reserved for Clients.[6]

Important information about Initial Cryptocurrencies/Coin Offerings

●

Participation in an initial or secondary offering of a Cryptocurrency (sometimes referred to as an initial coin offering (ICO) or a secondary coin offering (SCO)) requires preclearance and approval under this Code.

9.	Additional Restrictions Related to Designated Issuers and Limited Persons. If you are an Employee who:

●

has been designated as a Limited Person under the Non-Public Information and Ethical Wall Policy (the “Ethical Wall Policy”) with respect to a Designated Issuer (as defined in the Ethical Wall Policy); or

●	has otherwise been permitted access to the investment portfolio records relating to a Designated Issuer pursuant to the Ethical Wall Policy,

you may NOT enter into a Personal Securities Transaction for a Security or a Related Financial Instrument issued by such Designated Issuer until the ethical wall concerning such Designated Issuer has been lifted in accordance with the Ethical Wall Policy.

10.

Employees Designated to be “Above the Wall”. Employees in the Legal and Compliance Division, Internal Audit Division, and the Global Risk & Analysis Super Department are designated to be “Above the Wall” (“ATW”) and their personal securities transactions may be subject to additional monitoring by the Control Group. Other employees may also be subject to the ATW checks as deemed necessary by the Control Group.

11.

Employee Trading Policies for Morgan Stanley Management Committee Members. Please note, Morgan Stanley Management Committee members are also subject to the Employee Trading Policy for the Management Committee and the Operating Committee (the “Management Committee Policy”).

12.

Section 16 Holding Periods. Pursuant to U.S. federal securities laws, trustees, directors and officers of Morgan Stanley Closed-End Funds or Eaton Vance Closed-End Funds, and certain Employees involved in managing such Funds may not benefit from purchasing and selling, or selling and purchasing, shares of these Funds

[6]	This restriction also applies to a one-time offering of a Security to the public by the issuer which is not the initial public offering of such Security.

within 6 months of each other, and must file SEC Forms 4 regarding their transactions in shares of these Funds. If you are in this category, a Compliance Officer will notify you and assist you in filing these Forms, and you will not receive pre-clearance for any purchase or sale that would violate the six-month restriction. Therefore, if you are in this category, you should expect to hold the shares you purchase for at least 6 months.

13.

Investment Clubs. You may not be a member of an investment club that trades in and owns Financial Instruments in which members have an interest. Such an investment club is regarded by this Code as your personal account, and it is usually impracticable for you to comply with the rules of this Code, such as preclearance of transactions, with respect to that investment club.

IV.   Your Ongoing Responsibilities Under This Code

This Code imposes ongoing responsibilities on you as outlined below. These ongoing responsibilities apply to all Employees, including Affiliate Office Employees. If you have questions about those responsibilities please contact a Compliance Officer.

A.   Market Abuse and Insider Trading

The fiduciary principles of this Code and the Securities and Commodities Laws prohibit you from interfering or attempting to interfere with the free and fair operation of the financial market or creating or attempting to create artificial, false or misleading appearances with respect to the price of, or market for, any Financial Instrument. Trading based on material, non-public information (“MNPI”) relating to a Financial Instrument, its underlying Security (if applicable) or the issuer of the Financial Instrument or its underlying Security (if applicable) received from any source and/or communicating MNPI to others is one form of market abuse.7 If you are aware of any instance of suspected market abuse, please consult a Compliance Officer and the relevant Firm policy in prevention of insider trading.

B.   Excessive Trading and Market Timing of Mutual Fund Shares

You are subject to the terms and restrictions of an open-end Fund’s prospectus, including restrictions such Fund may impose on excessive trading. You may not engage in trading of shares of an open-end Fund that is inconsistent with the prospectus of that Fund.

C.   Compliance with Securities Laws

You must comply with all applicable Securities and Commodities Laws of any relevant jurisdiction(s).

[7]

Employees located in the United States should consult the Policies and Procedures in Prevention of Insider Trading for additional information about MNPI. Affiliate Office Employees should consult the Insider Trading Policy of Parametric Portfolio Associates LLC. The insider trading prohibition described above also applies to MNPI received with respect to Funds or Sub-advised Funds. Non-public information regarding an open-end mutual Fund or Sub-advised Fund is MNPI if such information could materially impact that Fund’s net asset value.

D.   Duty to Report Violations of this Code

You are required to promptly report any violation of this Code of which you become aware, whether your own or that of another Employee. Reports of violations other than your own may be made anonymously and confidentially to the Chief Compliance Officer. Affiliate Office Employees may report violations to the Chief Compliance Officer of Parametric Portfolio Associates LLC (the “Parametric CCO”) or a designee.

E.	Right to Communicate Directly with Governmental, Regulatory or Self-Regulatory Bodies

Nothing in this Code restricts or prohibits you from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including without limitation, the U.S. Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the U.S. Commodities Futures Trading Commission, the Financial Industry Regulatory Authority, the Occupational Safety and Health Administration, the U.S. Congress, any other federal, state or local governmental agency or commission, and any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of federal, state or local law or regulation. This Code does not limit your right to receive an award from any Regulator that provides awards for information relating to a potential violation of law. You do not need prior authorization to engage in conduct protected by this paragraph, and do not need to notify the Chief Compliance Officer that you have engaged in such conduct. You recognize and agree that, in connection with any such activity outlined above, you must inform the Regulators, your attorney, a court or a government official that the information you are providing is confidential. Despite the foregoing, you are not permitted to reveal to any third-party, including any governmental, law enforcement, or regulatory authority, information you came to learn during the course of your employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege and/or attorney work product doctrine. The Firm does not waive any applicable privileges or the right to continue to protect privileged attorney-client information, attorney work product, and other privileged information.

Please take notice that federal law provides criminal and civil immunity from federal and state claims for trade secret misappropriation to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances that are set forth at 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2), related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law.

F.   Your Actions are Subject to Review by a Compliance Officer and Your Supervisor

A Compliance Officer may undertake any investigation he or she considers necessary to determine if any of your Personal Securities Transactions violate this Code, including conducting both pre- and post-trade monitoring. A Compliance Officer may impose measures intended to avoid potential conflicts of interest or to address any trading that requires additional scrutiny, which may include restrictions and/or requirements in addition to those explicitly set forth in this Code. In addition to a Compliance Officer, your department head and/or supervisor may, unless restricted by relevant regulations, review your personal trading activity on a periodic or more frequent basis. This individual will work with a Compliance Officer on any such reviews. For Affiliate Office Employees, any such investigation or review will be conducted by the Parametric CCO or a designee.

The Firm has engaged the services of an independent employee surveillance program specialist to research its database for any accounts opened by an Employee (other than a Affiliate Office Employee) to determine whether or not such account is (1) maintained with one or more Approved Brokers, and (2) properly reported pursuant to the Code. On a periodic basis, the Firm may also request information pursuant to FINRA Rule 3210(c) from selected brokerage firms not covered by the services of the independent employee surveillance program specialist.

G.   Consequences for Violations of this Code

If determined appropriate by a Compliance Officer, you may be subject to remedial actions:

●	if you violate this Code; or
●	to protect the integrity and reputation of the Firm even in the absence of a proven violation.

Such remedial actions may include, but are not limited to, full or partial disgorgement of the profits you earned on an investment transaction, restricting personal trading, consideration of such violation during your year- end performance and discretionary compensation review, censure, demotion, suspension or dismissal, or any other sanction or remedial action required or permitted by law, rule or regulation. As part of any remedial action, you may be required to reverse an investment transaction and forfeit any profit or absorb any loss from the transaction.

A Compliance Officer shall have the authority to determine whether you have violated this Code and, if so, to impose the remedial actions they consider appropriate or required by law, rule or regulation. In making a determination, a Compliance Officer may consider, among other factors, the gravity of your violation, the frequency of your violations, whether any violation caused harm or the potential of harm to a Client or to the Firm or its reputation, your efforts to cooperate with the Compliance Officer’s investigation, and your efforts to correct any conduct that led to a violation. For Affiliate Office Employees decisions related to violation determinations and remedial actions will be made by the Parametric CCO or a designee.

V.     YOUR REPORTING REQUIREMENTS

A. On-Line Certification of Receipt and Quarterly Compliance Certification

All Employees are required to certify their receipt and review of this Code and any amendments to this Code in writing. On a quarterly basis, among other certifications you will be required to make, you must certify in writing that any personal investments effected during the quarter were done in compliance with this Code. You will also be required to certify in writing your ongoing compliance with this Code on a quarterly basis. Required certifications must be completed within 30 calendar days following the end of the quarter.

  Important information about certifications

15

●	You must complete all certifications required by this Code via the StarCompliance System unless you are otherwise instructed by a Compliance Officer.

●	Failure to certify in a timely manner is a violation of this Code and may result in one or more of the consequences set forth in Section IV.G. above.

B. Reports of Securities Accounts, Transactions and Holdings

You must report all your Personal Brokerage Accounts, and the Personal Brokerage Accounts of your Immediate Family Members, and all the Personal Securities Transactions you and/or your Immediate Family Members enter into in those accounts or otherwise unless the transaction is an Exempt Transaction. You must agree to allow your broker-dealer to provide the Compliance department with reports (preferably electronic) of your Personal Brokerage Accounts and your Personal Securities Transactions and those of your Immediate Family Members and to allow the Compliance department to access all Personal Brokerage Account information. You will also be required to certify that you have reported all of your Personal Brokerage Accounts and Personal Securities Transactions, including those of your Immediate Family Members, to the Compliance department on a quarterly basis. Required certifications must be completed within 30 calendar days following the end of the quarter.

1.

Approved Brokers. You and your Immediate Family Members must maintain your Personal Brokerage Accounts at a Morgan Stanley Broker or a Firm-approved third party broker (“Approved Broker”). The list of Approved Brokers is accessible through the StarCompliance System. If you maintain a Personal Brokerage Account at a broker-dealer other than at an Approved Broker, you will need to close those accounts or transfer them to an Approved Broker within 90 calendar days of notice by a Compliance Officer. Upon opening a Personal Brokerage Account at an Approved Broker, Employees (other than Employees who are EVD Reporting Persons and subject to Section V.B.1.a. of this Code) are required to disclose the Personal Brokerage Account to a Compliance Officer. By maintaining your Personal Brokerage Account with one or more of the Approved Brokers, you and your Immediate Family Member’s quarterly and annual trade summaries will be sent directly to the Compliance department for review. If you are a EVD Reporting Person you must comply with the requirements of Section V.B.1.a. of this Code below. To reiterate, if you open an outside account without obtaining the required Compliance pre-approval, you must immediately disclose it to Compliance. You may be required to close such account.

a.

Additional Requirements - EVD Reporting Persons. If you are an Employee who is also a EVD Reporting Person, you are required to submit a written notice to a Compliance Officer prior to establishing any new Personal Brokerage Account or placing an order for the purchase or sale of any Security with any broker, dealer or bank (which must be an Approved Broker) on such Account. The notice must identify the Approved Broker on such account.

For purposes of FINRA Rule 3210, this Code constitutes the prior written consent of the Chief Compliance Officer of Eaton Vance Distributors, Inc. (“EVD”) for any account opened or otherwise established by a EVD Reporting Person with an Approved Broker. If a EVD Reporting Person maintains a Personal Brokerage

Account with an entity other than an Approved Broker, that EVD Reporting Person must obtain the written consent of the EVD Chief Compliance Officer or his designee.[8]

b.

Non-Approved Brokers. If you maintain Personal Brokerage Accounts with broker-dealers who are not on the list of Approved Brokers, please contact the Compliance Officer to arrange for providing quarterly and annual reports.

2.

Initial Holdings Report. Within 10 calendar days of becoming an Employee, you must submit to a Compliance Officer an Initial Report of Personal Brokerage Accounts and all holdings in Securities (except Non-Reportable Securities), current within 45 calendar days of the date the report is submitted.

3.

Annual Holdings Report. Between January 1st and January 30th (or the last business day preceding January 31st in any year when January 31st falls on a weekend) of each year, you must submit to a Compliance Officer an Annual Report of Personal Brokerage Accounts and all holdings in Securities (except Non-Reportable Securities), current within 45 calendar days of the date the report is submitted.

4.

Quarterly Transaction Report. Within 30 calendar days after the end of each calendar quarter, you must submit to a Compliance Officer a report of your transactions in Securities (except Exempt Transactions) during that quarter. The form of report is available from a Compliance Officer. You do not have to submit a quarterly transaction report if copies of all of your transaction confirmations and account statements are provided to a Compliance Officer for that quarter by the broker(s) and those confirmations and statements contain all the information required in a quarterly transaction report.

5.

Changes in Your Immediate Family Members. You must notify a Compliance Officer of any change to your Immediate Family Members (e.g., as a result of a marriage, divorce, legal separation, death, adoption, movement from your household or change in dependence status) that may affect the Personal Brokerage Accounts for which you have reporting or other responsibilities.

VI.    COMPLIANCE DEPARTMENT RESPONSIBILITIES

A. Authority to Grant Exemptions from the Requirements of this Code.

A Compliance Officer, in consultation with Eaton Vance Management’s Chief Compliance Officer or the Firm’s Chief Legal Officer, has the authority to exempt any Employee or any personal investment transaction from any or all of the provisions of this Code if the Compliance Officer determines that such exemption would not be against the interests of any Client and is consistent with applicable laws and regulations, including Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act. The Compliance Officer will prepare and file a written memorandum of any exemption granted, describing the circumstances and reasons for the exemption.

[8]

If the account (1) includes only shares of Funds or Sub-advised Funds and is held with such Fund’s transfer agent or (2) includes only shares of Funds purchased through the Eaton Vance retirement plan, this Code constitutes the prior written consent of the EVD Chief Compliance Officer for such an account.

B.	Annual Report to Boards of Funds and Sub-advised Funds that an Eaton Vance Affiliated Entity Advises or Subadvisers.

The Chief Compliance Officer of the relevant Eaton Vance Affiliated Entity will furnish a written report at least annually to the directors or trustees of each Fund or Sub-advised Fund. Each report will describe any issues arising under this Code, or under procedures implemented by the Firm to prevent violations of this Code, since the last report, including, but not limited to, information about material violations of this Code, procedures and sanctions imposed in response to such material violations, and certify that the Firm has adopted procedures reasonably necessary to prevent its Employees from violating this Code.

C. Maintenance of Records

The Compliance Officer will keep all records maintained at the Firm’s primary office for at least two years and will otherwise keep in an easily accessible place for at least 5 years from the end of either the fiscal year in which the document was created or the last fiscal year during which the document was effective or in force, whichever is later. Such records include: copies of this Code and any amendments hereto, all Personal Brokerage Account statements and reports of Employees, a list of all Employees and persons responsible for reviewing Employees reports, copies of all preclearance forms, records of violations and actions taken as a result of violations, and acknowledgments, certifications and other memoranda relating to the administration of this Code.

VII.    TEMPORARY EMPLOYEES

Temporary Employees that are classified as Contingent Workforce are considered “Employees” for purposes of this Code. The Compliance Officer may exempt such persons from any requirement hereunder if the Compliance Officer determines that such exemption would not have a material adverse effect on any Client account.

APPENDIX I

Glossary

The following definitions apply to the capitalized terms used in the Code:

ACM - refers to Atlanta Capital Management Company, LLC,.

Affiliate Office – means the Seattle, WA, Minneapolis, MN, Westport, CT, and Sydney, Australia offices of Parametric Portfolio Associates LLC.

Affiliate Office Employee – means each Employee (including a temporary employee that is deemed to be part of a Contingent Workforce) of Eaton Vance Management’s Information Technology, Finance and Accounting, and Risk Management departments or CRM that works in an Affiliate Office, excluding any individuals who are also employees of EVD. Affiliate Office Employees are subject the provisions of Section II, Section III.B.2., Section IV. and Appendix II. to the Code, and are not subject to the other Sections, except as specifically indicated.

Approved Broker – means a broker-dealer approved by a Compliance Officer. The list of Approved Brokers is accessible through the StarCompliance System or can be obtained from a Compliance Officer.

Automatic Investment Plan – means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

Beneficial Interest – means when a person has or shares direct or indirect pecuniary interest in accounts or in reportable Financial Instruments. Pecuniary interest means that a person has the ability to profit, directly or indirectly, or share in any profit from a transaction. Indirect pecuniary interest extends to, unless specifically excepted by a Compliance Officer, an interest in a Financial Instrument held by: (1) a joint account to which you are a party; (2) a partnership in which you are a general partner; (3) a partnership in which you or an Immediate Family Member holds a controlling interest and with respect to which Financial Instrument you or an Immediate Family Member has investment discretion; (4) a limited liability company in which you are a managing member; (5) a limited liability company in which you or an Immediate Family Member holds a controlling interest and with respect to which Financial Instrument you or an Immediate Family Member has investment discretion; (6) a trust in which you or an Immediate Family Member has a vested interest or serves as a trustee with investment discretion9; (7) a closely-held corporation in which you or an Immediate Family Member holds a controlling interest and with respect to which Financial Instrument you or an Immediate Family Member has investment discretion; or (8) any account (including retirement, pension, deferred compensation or similar account) in which you or an Immediate Family has a substantial economic interest.

9 If an employee of WaterOak is a trustee for a trust of a WaterOak client (provided such WaterOak client is not an Employee or Immediate Family member of an Employee) such trust shall be excluded from the definitions of Beneficial Interest and Personal Brokerage Account and shall not be subject to the requirements applicable to such accounts.

Broad-Based Exchange-Traded Funds (“ETFs”) - means exchanged-traded funds with at least US $1 Billion in assets under management that have been determined to be sufficiently broad-based in the scope of their investment strategy and holdings so as to not to require pre-clearance. See Appendix III for a list of Broad-Based ETFs.

Chief Compliance Officer – means the Chief Compliance Officer of Eaton Vance Management unless otherwise indicated.

Client – means the specific person or entity that has an investment advisory or sub-advisory services agreement (or supervised investment delegation affiliate arrangement) with the specific entity adopting this Code. The personal trading restrictions outlined within the Code triggered by Client activity only apply to the relevant Firm Employees indicated below:10

Employees of	Clients of
ACM	ACM
WaterOak	All Firm entities other than ACM
All other Employees	All Firm entities other than ACM and WaterOak

Compliance Officer – means each person in the Compliance department who is responsible for administering the Code.

Contingent Workforce – means individuals subject to provisional work agreements which may include temporary contract workers, independent contractors or independent consultants.

CRM - means Calvert Research and Management.

Cryptocurrency – means any virtual or digital representation of value, token or other asset in which encryption techniques are used to regulate the generation of such assets and to verify the transfer of assets, which is not a Security or otherwise characterized as a security under the relevant law.

Derivative – means (1) any Futures (as defined below); and (2) a forward contract, a “swap”, a “cap”, a “collar”, a “floor” and an over-the-counter option. Questions regarding whether a particular instrument or transaction is a Derivative for purposes of the Code should be directed to a Compliance Officer or a designee. For avoidance of doubt, a derivative on a Cryptocurrency is considered to be a “Derivative” for purposes of the Code.

Eaton Vance Affiliated Entity - means each of the following: ACM; Boston Management and Research; CRM; Eaton Vance Advisers International Ltd.; Eaton Vance Global Advisors Limited; Eaton Vance Management; and WaterOak.

Eaton Vance Closed-End Fund – means any closed-end Fund advised by an Eaton Vance Affiliated Entity. See www.eatonvance.com for a list of Eaton Vance Closed-End Funds.

Eaton Vance Distributor Entity - means Eaton Vance Distributors, Inc. and Eaton Vance Management (International) Limited.

Eaton Vance WaterOak – means Eaton Vance WaterOak Advisors.

10 Affiliate Office Employees are subject to the personal trading restrictions in Appendix II.

Employee – means any officer or employee of the Firm.

EVD Reporting Person - means each Employee who is a registered representative or registered principal of Eaton Vance Distributors, Inc.

Exempt Transaction – means the Personal Securities Transactions in any Security listed in Part III, Section B.5. of this Code (each a Non-Reportable Security).

Financial Instrument – means a Security, Derivative, securities index, commodity or currency as an investment, but does not include Cryptocurrencies. For the avoidance of doubt, futures contracts on Cryptocurrencies are “Financial Instruments” for purposes of the Code.

Firm – means all entities wholly-owned by Eaton Vance Corp. prior to its acquisition by MS and includes Eaton Vance Management, Boston Management and Research, Eaton Vance Advisers International Ltd., Eaton Vance Global Advisors Limited, Eaton Vance WaterOak Advisors, ACM, and CRM, but does not include Parametric Portfolio Associates LLC.

Fund – means any investment company registered with the Securities and Exchange Commission that is (1) an open-end fund administered and/or advised by Morgan Stanley or an Eaton Vance Affiliated Entity and distributed by a Morgan Stanley Broker, including Eaton Vance Distributors, Inc., and including the funds in the Morgan Stanley and Eaton Vance Management family of funds, CRM family of funds, (2) a NextSharesTM or unit investment trust advised by Morgan Stanley or an Eaton Vance Affiliated Entity, or (3) a Morgan Stanley or an Eaton Vance Closed-End Fund.

Futures – means a futures contract and an option on a futures contract traded on a U.S. or non-U.S. board of trade, such as the Chicago Board of Trade or the London International Financial Futures Exchange.

Immediate Family Member of an Employee – means any of the following persons sharing the same household with the Employee (which does not include temporary house guests): a person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, legal guardian, adoptive relative, or significant other.

Initial Public Offering – means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

Managed Account – means any account managed or held by a broker dealer, or trustee as to which neither the Employee nor an Immediate Family Member: (1) exercises investment discretion; (2) receives notice of specific transactions prior to execution; or (3) has direct or indirect influence or control over the account.

Morgan Stanley Affiliate Employee - means certain designated employees of Morgan Stanley engaged in activities pertaining to an Eaton Vance Affiliated Entity or Client. Morgan Stanley Affiliate Employees are subject are subject to Sections II, III, IV, the applicable definitions in Appendix I and information provided in Appendix III to this Code, and are not subject to the other Sections, except as specifically indicated.

Morgan Stanley Broker - means a broker-dealer affiliated with Morgan Stanley.

Morgan Stanley Closed-End Fund – means any closed-end Fund advised by Morgan Stanley.

Morgan Stanley securities - means equity, preferred and debt securities issued by Morgan Stanley, but excludes structured products, such as equity-linked or credit- linked notes.

MS – means Morgan Stanley.

Nonprofit Organization – means an organization (generally tax- exempt) that serves the public interest. In general, the purpose of this type of organization must be charitable, educational, scientific, religious or literary. A nonprofit organization is often dedicated to furthering a particular social cause or advocating for a particular point of view.

Non-Reportable Security – means each Security listed in Part III, Section III.B.3. of this Code.

Parametric – means Parametric Portfolio Associates LLC.

Personal Brokerage Account – means (1) any account (including any custody account, safekeeping account, retirement account such as an IRA or 401(k) plan, and any account maintained by an entity that may act as a broker or principal) in which an Employee or an Immediate Family Member has any direct or indirect Beneficial Interest, including Personal Brokerage Accounts and trusts for the benefit of such persons; and (2) any account maintained for a financial dependent. Thus, the term “Personal Brokerage Accounts” also includes, among others:

●	Trusts for which the Employee or an Immediate Family Member acts as trustee, executor or custodian;

●	Accounts of or for the benefit of a person who receives financial support from the Employee;

●	Accounts of or for the benefit of an Immediate Family Member; and

●	Accounts in which the Employee or an Immediate Family Member is a joint owner or has trading authority

Personal Securities Transaction – means Employee transactions in Financial Instruments.

Portfolio Person – means an Employee who, with respect to a Client: (1) provides information or advice with respect to the purchase or sale of a Financial Instrument for the Client, such as a portfolio manager, an investment counselor or, in some cases, a Research Analyst; or (2) helps execute the investment decisions of a portfolio manager, investment counselor or, where applicable, Research Analyst on behalf of a Client.

Private Placement – means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to SEC Rules 504, 505 or 506 under the Securities Act of 1933, or similar laws of non-U.S. jurisdictions, including hedge funds or private equity funds.

Related Financial Instrument – means any Derivative directly tied to an underlying Financial Instrument, including, but not limited to, any swap, option or warrant to purchase or sell that underlying Financial Instrument, and any Derivative convertible into or exchangeable for that same underlying Financial Instrument.

Research Analyst - means any person that: (1) performs financial, qualitative and/or quantitative analysis of Financial Instruments or their issuers that result in a recommendation or conclusion to a portfolio manager or investment counselor regarding investments for a Client; or (2) is involved in the construction or rebalancing of any CRM Index.

Securities and Commodities Laws – means the securities and/or commodities laws of any jurisdiction applicable to any Employee, including but not limited to the following: United States laws such as the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the U.S. Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to funds, broker-dealers and investment advisers, and any rules adopted thereunder by the U.S. Securities and Exchange Commission or the U.S. Department of the Treasury, the Commodity Exchange Act, any rules adopted by the U.S. Commodity Futures Trading Commission under this statute, applicable rules adopted by the National Futures Association; and European Union laws such as the Markets in Financial Instruments Directive and the Market Abuse Regulation, and the applicable rules adopted by the Central Bank of Ireland, the United Kingdom’s Financial Conduct Authority or the German BaFin Federal Financial Supervisory Authority in relation thereto.

Security – means any note, stock, security future, security-based swap, bond, debenture, evidence of indebtedness, certificate of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or in general, any interest of instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing. For avoidance of doubt, a Cryptocurrency is not considered to be a “Security” for purposes of the Code

StarCompliance System – means the Firm’s, including Parametric Portfolio Associates LLC, electronic system for administering this Code, including Personal Securities Transactions approval and monitoring.

Sub-advised Funds - means any open-end mutual fund sponsored by a third party (i.e. an entity other than the Firm) and sub-advised by Morgan Stanley or an Eaton Vance Affiliated Entity.

APPENDIX II

Rules Applicable to Affiliate Office Employees

What Accounts are Covered

Unless the Parametric CCO determines otherwise based on your specific facts and circumstances, this Policy applies to Securities Transactions and holdings in: (i) all accounts in which you or members of your Immediate Family have a direct or indirect Beneficial Interest; and (ii) all accounts that are directly or indirectly under your Control or the Control of a member of your Immediate Family.

Accounts that are generally covered by this Policy are referred to hereafter as Securities Accounts and include accounts that are:

●	in your name;

●	in the name of a member of your Immediate Family;

●	of a partnership in which you or a member of your Immediate Family have a Beneficial Interest, or are a partner with direct or indirect investment discretion;

●	a trust of which you or a member of your Immediate Family are a beneficiary and/or a trustee with direct or indirect investment discretion (on a sole or joint basis);

●

of a closely held corporation, limited liability company or similar legal entity in which you or a member of your Immediate Family are a Controlling shareholder and have direct or indirect investment discretion over Securities held by such entity;

●	an account or trust holding Securities where you or a member of your Immediate Family have sole or shared investment discretion, or are otherwise deemed to have Control over the account; and

●

Schwab One brokerage accounts established for you upon hire for the purpose of previously receiving Eaton Vance Corp. (“EVC”) equity award shares and/or Eaton Vance Employee Stock Purchase Plan shares.

Accounts that are not covered by this Policy include:

●	Accounts that may only hold Mutual Funds, other than Affiliated Funds;
●	Qualified tuition program accounts established pursuant to Section 529 of the Internal Revenue Code of 1986 (“529 Plans”); and
●	Eaton Vance and/or Morgan Stanley Employee Retirement Plan accounts.

A.	Rules Applicable to All Access Persons[11]

[11]	Reminder: When this Policy refers to “you” or your transactions, it includes your Immediate Family and Securities Accounts in which you and/or they have a direct or indirect Beneficial Interest.

The following rules will be enforced for all Access Persons unless otherwise individually exempted or pre-approved in writing by the Parametric CCO.

1.	Appendix II Rules Applicable to Use of a Designated Broker

All Securities Accounts must be maintained with a Designated Broker, unless:

●	the account is a Managed Account and has been approved as such by the Parametric CCO;
●

the account is subject to a code of ethics or similar policy applicable to a member of your Immediate Family requiring an account be held at an entity other than a Designated Broker, in which case you must provide Securities Transactions and holdings information for such account to Compliance no less than quarterly and within 30 calendar days after the end of each calendar quarter; or

●

you are located in Parametric’s Australia office, in which case you must provide Securities Transactions and holdings information for each Securities Account to Compliance no less than quarterly and within 30 calendar days after the end of each calendar quarter.

You must initiate movement of all pre-established Securities Accounts to a Designated Broker within 30 calendar days after your employment date or the date you become an Access Person.12

2.	Prohibited Practices

You are prohibited from engaging in the following transactions and practices.

a)	Front Running

Front Running is the practice of effecting the purchase or sale of a Security for personal benefit based on the knowledge of one or more impending Client transaction(s) in the same or equivalent Security. (Example: A Portfolio Manager mentions that Parametric is selling all of its holdings of Company X and you know that the large trade will negatively affect the stock, so you put in a personal order to sell your shares of Company X before the Parametric order is sent to the market.)

b)	Market Manipulation

Transactions intended to raise, lower or maintain the price of any security or to create a false appearance of active trading are prohibited.

c)	Derivatives and Options Trading

Derivatives transactions, including options, futures and swaps are prohibited.

[12]

Additional brokers, dealers or banks may be considered. You may maintain an existing account you established with a broker, dealer or bank that is not a Designated Broker if you were an Access Person of Parametric prior to January 1, 2013 and the account was established with such broker, dealer or bank prior to January 1, 2013.

d)	Short-Term Trading

You may not sell a Security until at least 60 calendar days after the most recent purchase trade date of the same or equivalent Security. You may not repurchase a Security until at least 60 calendar days after the most recent sale trade date of the same or equivalent Security. You may not trade partial positions or use FIFO principles to enter into or trade out of positions of the same Security. (NOTE: Exempt Transactions below are not subject to this prohibition.)

e)	Public Company Ownership Limit

You may not own more than 0.5% of the outstanding shares of any one public company without written approval from the Parametric CCO.

3.	Pre-Clearance Requirements

You are prohibited from engaging in the following transactions without written pre-approval as indicated. Preclearance requests for the following transactions must be submitted via StarCompliance.

a)	Morgan Stanley Securities

You must pre-clear all transactions in publicly-traded Securities issued by Morgan Stanley, except that you do not have to pre-clear (i) purchases pursuant to the MS Employee Stock Purchase Plan (or related plan) or to the exercise of any MS stock option agreement, (ii) bona fide gifts of such MS Securities that you may receive, or (iii) automatic, non- voluntary transactions involving such MS Securities, such as stock dividends, stock splits, or automatic dividend reinvestments, or certain non-voluntary transactions initiated by a broker, dealer or bank with respect to such MS Securities deposited in a margin account. Once obtained, approval is valid only for the day on which it is granted. (NOTE: The purchase or sale of publicly traded options on MS Securities is prohibited.)

There are times when transactions in MS Securities are routinely prohibited, such as prior to releases of MS earnings information. You will normally be notified of these blackout periods, during which time trading in MS Securities is prohibited.

Failure to preclear transactions in MS Securities may result in the imposition of a fine to be donated to an acceptable charitable organization, as well as additional sanctions as outlined below in the Violations and Sanctions section of this Appendix II.

b)	Initial Public Offerings

You may not purchase or otherwise acquire any Security in an Initial Public Offering, except with prior written approval from the Parametric CCO. Requests to purchase Securities in an Initial Public Offering will generally be denied by the Parametric CCO. Approval may be granted only in rare cases that involve extraordinary circumstances. Accordingly, Parametric discourages such applications. You may be given approval to purchase a Security in an Initial Public Offering, for example, pursuant to the exercise of rights you have as an existing bank depositor or insurance policyholder to acquire the Security in connection with the bank’s conversion from mutual or cooperative form to stock form, or the insurance company’s conversion from mutual to stock form.

Participation in an initial or secondary offering of a Cryptocurrency (sometimes referred to as an initial coin offering (ICO) or a secondary coin offering (SCO)) requires preclearance and approval by the CCO under this Code.

c)	Private Placements

You may not purchase or otherwise acquire any Security in a Private Placement, except with prior written approval from the Parametric CCO. (Note that a Private Placement includes virtually any Security that is not a publicly traded/listed Security.) Such approval will only be granted where you establish that there is no conflict or appearance of conflict with any Client or other possible impropriety (such as where the Security in the Private Placement is appropriate for purchase by a Client, or when your participation in the Private Placement is suggested by a person who has a business relationship with Parametric or its affiliates or expects to establish such a relationship). Examples where approval may be granted, subject to the particular facts and circumstances, are a personal investment in a private fund or limited partnership in which you would have no involvement in making recommendations or decisions, or your investment in a closely held corporation or partnership started by a family member or friend.

4.	Exempt Transactions

The following transactions are exempt from the Restricted Transactions and Reporting Requirements sections and the Short-Term Trading prohibition of this Appendix II, unless noted otherwise:

●

The purchase of Securities effected pursuant to an Automatic Investment Plan (the sale of Securities acquired under an automated investment plan is exempt from the Short-Term Trading prohibition but is subject to all other rules herein);

●	Transactions effected by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities of which you have Beneficial Interest;
●	Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Interest;
●	Purchases or sales of Securities issued in qualified tuition programs established pursuant to Section 529 of the Internal Revenue Code;
●

Transactions that are non-volitional by the Access Person or his/her Immediate Family, including purchases or sales of Securities in which such Access Person has no advance knowledge of the transaction (e.g., the required liquidation of a Security when rolling over a 401(k) plan);

●

Transactions effected in an approved Managed Account (note that there are reporting requirements and other restrictions related to Managed Accounts, as outlined below in the Managed Accounts section of this Appendix II); and

●

The acquisition of Securities, such as stock grants and employee stock options, received as compensation from an employer or the purchase of stock through an employer’s stock purchase plan (“ESPP”). (NOTE: The sale of Securities received from an employer or purchased via an ESPP is exempt from the Short-Term Trading prohibition but is subject to all other provisions of this Appendix II.) This provision does not apply to MS Securities, which you are required to pre-clear.

5.	Restricted Transactions

The following Securities Transactions are restricted as indicated, but do not require pre-clearance. These restrictions do not apply to Exempt Transactions of this Appendix II, unless specified otherwise.

a)	Daily Transaction Value Limits[13]

●	For fixed income securities, you may purchase or sell up to $100,000 per day per issuer.

●	For Exchange Traded Notes, you may purchase or sell up to $100,000 per day per issuer.

●	For Exchange Traded Funds, you may purchase or sell up to $100,000 per day per Exchange Traded Fund.

●	For Closed-End Funds, you may purchase or sell up to $10,000 per day per Closed-End Fund.

●	For equities and REITs, you may purchase or sell up to $50,000 per day per Mid/Large Cap Issuer and up to $10,000 per day per Small Cap Issuer (as defined at time of transaction).

b)	Short Sales

You may not sell short any Security, except that you may sell short a Security if you own at least the same amount of the Security you sell short (i.e., selling short “against the box”).

c)	Same-Day Model Transactions

You may not transact in a Security when you have actual knowledge that a same-

13 The daily transaction value limits are based on your local currency and apply across all of your reportable Securities Accounts.

day proprietary model and/or third-party investment manager model trade will occur in the same or equivalent Security and in the same direction (i.e., purchase or sale).

Blackout Periods and Restricted Securities

At the discretion of the Parametric CCO, you may from time to time be temporarily restricted from all personal Securities trading (a “blackout period”). You may also be temporarily or indefinitely restricted from transacting in certain specific Securities or types of Securities based on your job responsibilities and access to certain information. You will be notified of all such personal Securities trading blackout periods and restricted Securities transactions in writing by the Parametric CCO.

d)	Trade Orders

All Securities trade orders must be same-day orders. Securities trade orders that are open for longer than one trading day (i.e., good-till-cancelled (GTC) and other carry-over orders) are prohibited.

6.	Reporting Requirements

a)	Initial Holdings Report

Within 10 calendar days of your employment date and/or initial designation as an Access Person, you must submit to Compliance a report of your Securities holdings, including the title, type, exchange ticker or CUSIP number (if applicable), number of shares and principal amount of each Security held as of a date not more than 45 calendar days before you became an Access Person.

Your report must also include the name of any broker, dealer or bank with which you maintain an account for trading or holding any type of Securities, whether stocks, bonds, funds, or other types and the date on which you submit the report to Compliance. The Initial Holdings Report is administered and submitted in StarCompliance.

b)	Annual Holdings Report

Within 30 calendar days after each calendar year end, you must submit to Compliance a report of your Securities holdings, including the same Security information required for the Initial Holdings Report. The Annual Holdings Report is combined with the Q4 Transactions Rerpot and is administered and submitted in StarCompliance.

c)	Quarterly Transactions Report

Within 30 calendar days after each calendar quarter end, you must submit to Compliance a report of your Securities Transactions during the prior calendar quarter, including the date of the transaction, the title, type, exchange ticker or CUSIP number (if applicable), the interest rate and maturity date (if applicable), and the number of shares and principal amount of each Security in the transaction, the nature of the transaction (whether a purchase, sale or other type of acquisition or disposition, including a gift), the price of the Security at which the transaction was effected, and the name of the broker, dealer or bank with whom the transaction was effected. The Quarterly Transactions Report is administered and submitted in StarCompliance.

d)	New Accounts

You must report new Securities Accounts to Compliance within 10 calendar days of establishing the account. You may do so by entering the account in StarCompliance or notifying Compliance in writing. You may not purchase or sell Securities in the new account until the electronic data feed for the account has been established in StarCompliance.

New Securities Accounts (not including Managed Accounts) of Access Persons registered with FINRA through Eaton Vance Distributors, Inc. (“EVD”) are automatically approved for purposes of FINRA Rule 3210, if they are established with a Designated Broker. Any exception, whereby an Access Person registered with FINRA maintains a Securities Account with a broker, dealer or bank other than a Designated Broker, requires written consent of the EVD Chief Compliance Officer or designee.

7.	Managed Accounts[14]

Managed Accounts must be approved as such in writing by the Parametric CCO. The Parametric CCO’s approval of a Managed Account is contingent upon the provision of a signed letter from the broker, financial advisor, trustee or other control person other than you or your Immediate Family member (the “Discretionary Manager”) on the Discretionary Manager’s letterhead containing the following representations:15

●	Neither you nor your Immediate Family member have investment discretion or any direct or indirect influence or control over the account, and in particular you do not:
○	Director or suggest the purchase or sale of Securities to the Discretionary Manager; or
○

Consult with the Discretionary Manager as to the particular allocation of specific Securities investments to be made in the account (including situations where the Discretionary Manager requests input and/or permission from you or your Immediate Family member prior to transacting).

●

The relationship between the Discretionary Manager and you and your Immediate Family member is limited to a professional, client-adviser relationship (i.e., the Discretionary Manager is not a family member or close personal friend, and no Immediate Family member of yours is employed by the Discretionary Manager).

●	All transactions in MS Securities will either be restricted from being purchased or sold in the Managed Account or will be pre-cleared pursuant to this Appendix II.

You must also acknowledge the above representations in writing to the Parametric CCO and agree to immediately notify the Parametric CCO if any of the above representations are no

[14]	See the Definitions section of this Appendix II.

[15]

If the letter from the Discretionary Manager does not include all of the above representations above, the Parametric CCO may determine via other means at his or her discretion, including via a signed certification and acknowledgement from the employee, that the account qualifies as a Managed Account.

longer accurate.

Securities Transactions in approved Managed Accounts are exempt from the Short-Term Trading prohibition and Restricted Transactions sections of this Appendix II, but are still subject to the Pre-Clearance Requirements section of this Appendix II (Initial Public Offerings, Private Placements and MS Securities transactions in approved Managed Accounts still require written preapproval). However, you must ensure the Discretionary Manager provides account holdings and transactions information to Compliance either electronically via StarCompliance, if possible, or via annual account statements within 30 calendar days after the end of the calendar year. Securities Transactions in Managed Accounts will be subject to review from time to time by the Parametric CCO to determine if any purchase or sale of a Security would have been prohibited pursuant to this Appendix II, absent relying on the exemption provided herein.

Annually, within 30 calendar days of each calendar year end, you must re-certify in writing to the Parametric CCO the above representations regarding each Managed Account. Failure to do so will result in the account no longer qualifying as a Managed Account under this Appendix II. The Annual Managed Account Certification is administered via StarCompliance.

NOTE: There is no exemption from pre-clearance for Initial Public Offerings or Private Placements, even when such transactions are effected through a Managed Account. You should ensure the Discretionary Manager of your Managed Account(s) is aware of this restriction.

B. Additional Rules Applicable to Seattle Investment Personnel16

1. Requirement to Pre-Notify Parametric CCO of Personal Securities Transactions

Seattle Investment Personnel are required to pre- notify the Parametric CCO of intended personal Securities Transactions (including those of Immediate Family members) one business day prior to transacting via StarCompliance.

2. Blackout Periods and Restricted Securities Lists

Seattle Investment Personnel may be temporarily restricted from all Personal Securities trading by the Parametric CCO during significant model portfolio rebalance and index reconstitution events. Seattle Investment Personnel may also be temporarily restricted from transacting in specific Securities during significant model portfolio rebalance or index reconstitution events as determined by the Parametric CCO. Seattle Investment Personnel will be notified of all such personal trading blackout periods and restricted securities lists in writing by the Parametric CCO.

C. Violations and Sanctions

Any employee or Access Person working in an Affiliate Office who violates any provision of this Appendix II may be subject to sanction, including, but not limited to, censure, a temporary or permanent ban on personal securities trading, disgorgement of any profit or taking of any loss, fines, consideration of such violation during the year-end performance and discretionary

16 Seattle Investment Personnel is defined in the section below - Defined Terms used in the Appendix II.

compensation review process, and suspension or termination of employment. Each sanction shall be approved by the Parametric CCO.

D. Defined Terms used in the Appendix II

Access Person includes (i) all directors, officers, employees and interns of Parametric; and (ii) any supervised person, such as a consultant, contractor and temporary employee, who has access to nonpublic information regarding the purchase or sale of securities in Client portfolios or is involved in making securities recommendations, as determined at the discretion of the Parametric CCO.

Affiliated Fund includes each investment company registered under the Investment Company Act of 1940 for which Parametric acts as the investment adviser or sub-adviser. Parametric’s list of Affiliated Funds is maintained in StarCompliance. Please consult StarCompliance for the most current list of Affiliated Funds.

Automatic Investment Plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

Beneficial Interest with respect to Securities or a Securities Account generally means an interest where you or a member of your Immediate Family, directly or indirectly, (i) have investment discretion or the ability (including joint ability or discretion) to purchase or sell Securities or direct the disposition of Securities; (ii) have voting power over Securities, or the right to direct the voting of Securities; or (iii) have a direct or indirect financial interest in Securities (or other benefit substantially equivalent to ownership of Securities). For purposes of this Appendix II, “beneficial ownership” shall be interpreted in the same manner as it would be under Section 16 of the Securities and Exchange Act, as amended, and the rules and regulations thereunder.

Client is any person or entity for which Parametric provides investment advisory services.

Closed-End Fund means any fund with a fixed number of shares and which does not issue and redeem shares on a continuous basis. While Closed-End Funds are often listed and trade on stock exchanges, they are not “Exchange Traded Funds” as defined below.

Control means with respect to (i) an entity, the power to exercise a controlling influence over the management or policies of the entity, unless such power is solely the result of an official position of such entity, (ii) an account, having investment discretion over the account, and (iii) an issuer (including an Affiliated Fund), a Beneficial Interest in more than 25% of the voting securities of the issuer.

Cryptocurrency means any virtual or digital representation of value, token or other asset in which encryption techniques are used to regulate the generation of such assets and to verify the transfer of assets, which is not a Security or otherwise characterized as a security under the relevant law. Cryptocurrencies that have been deemed by the U.S. Securities and Exchange Commission to be a Security are reportable under this Appendix II and must be held with a Designated Broker.

Designated Broker means any one of the following broker-dealer firms that provide electronic data feeds to StarCompliance: Ameriprise Financial; Betterment; Charles Schwab; Citigroup; E*Trade; Edward Jones; Fidelity; Interactive Brokers; JP Morgan Chase; Merrill Lynch; Morgan Stanley; Raymond James; RBC Wealth Management; Stifel Financial; TD Ameritrade; UBS; USAA; Vanguard; and Wells Fargo. Additional broker- dealers may be added or removed from this list over time. The current list of Designated Brokers may be found in StarCompliance and on the Parametric Intranet.

Exchange Traded Fund is a registered open-end investment company or unit investment trust that can be traded on an exchange throughout the day like a stock. Examples of Exchange Traded Funds include SPDR S&P 500 ETF (ticker: SPY), iShares MSCI Emerging Markets ETF (ticker: EEM), and PowerShares QQQ (ticker: QQQ).

Exchange Traded Note is a debt security traded on a national securities exchange that is not an investment company registered under the Investment Company Act of 1940. Examples of Exchange Traded Notes include SPDR Gold Shares (ticker: GLD) or iShares Silver Trust (ticker: SLV), grantor trusts, or exchange-traded limited partnerships.

Immediate Family means: (1) any of the following persons sharing the same household with the Employee (which does not include temporary house guests): a person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in- law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, legal guardian, adoptive relative, or significant other.

Initial Public Offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities and Exchange Act of 1934. As used in this Appendix II, the term “Initial Public Offering” shall also mean a one-time offering of stock to the public by the issuer of such stock which is not an initial public offering.

Managed Account is an investment account in which you and your Immediate Family have no investment discretion or direct or indirect influence or control. No direct or indirect influence or control exists over an account where, for example, (a) you or your Immediate Family member is a grantor or beneficiary of a trust managed by a third-party trustee and he or she has limited involvement in trust affairs, or (b) the third-party manager (or other financial intermediary) acting as a third-party manager has discretionary investment authority over the account. However, direct or indirect influence or control will be deemed to exist where you or your Immediate Family member has discussions with the trustee or third-party manager that go beyond a summary, description or explanation of account positioning and/or activity. For example, any of the following actions by you or your Immediate Family member would qualify as direct or indirect influence or control over the account: (i) suggesting purchases or sales of investments to the trustee or third-party manager; directing the purchase or sale of Securities; or (iii) consulting with the trustee or third-party manager as to the purchase or sale of investments to be made in the account (including situations where the trustee or third-party manager requests input and/or permission from you or your Immediate Family member before entering into a transaction). Managed Accounts must be approved as such by the Parametric CCO (see the Managed Accounts section of this Appendix II).

Mid/Large Cap Issuer is an issuer of Securities with an equity market capitalization of $3 billion or more.

MS – means Morgan Stanley.

Mutual Fund means open- end investment company registered under the Investment Company Act of 1940 (and does not include closed-end investment companies). For the avoidance of doubt, Exchange Traded Funds and Closed-End Funds are not considered to be Mutual Funds under this Appendix II.

Parametric CCO means the Chief Compliance Officer of Parametric or another person designated to perform the functions of the Chief Compliance Officer under various provisions of this Appendix II.

Private Placement means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(5) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933. A Private Placement thus includes any offer to you to purchase any securities, whether stock, debt securities, or partnership interests from any entity, unless those securities are registered under the Securities Act of 1933 or the Investment Company Act of 1940 (that is, are publicly offered/publicly traded securities).

Seattle Investment Personnel includes all employees in the Portfolio Management, Trading and Research departments in Parametric’s Seattle office. Seattle office employees in other departments who may have access to pre-execution model portfolio transaction information may also be deemed Seattle Investment Personnel by the Parametric CCO for purposes of this Appendix. All Seattle Investment Personnel will be notified of such designation by the Parametric CCO.

Securities shall include anything that is considered a “security” as defined in Section 2(a)(36) of the Investment Company Act of 1940, including most kinds of investment instruments, including:

●	Stocks & bonds
●	Shares of Exchange Traded Funds
●	Shares of Closed-End Funds
●	Shares of Affiliated Funds
●	Exchange Traded Notes
●	Options on securities, on indexes and on currencies
●	Investments in all kinds of limited partnerships
●	Investments in unit investment trusts
●	Investments in real estate investment trusts (REITs)
●	Investments in private investment funds, hedge funds, private equity funds and venture capital funds
●	Units and shares of non-U.S. unit trusts and non-U.S. funds

●	Cryptocurrencies that have been deemed to be a Security by the U.S. Securities and Exchange Commission

For purposes of this Appendix II, the term “Securities” does not include:

●	Direct obligations of the U.S. government
●	Money-market instruments, including bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt obligations, including repurchase agreements
●	Shares of money-market funds
●	Shares of Mutual Funds, other than shares of Affiliated Funds
●	Currencies and currency forwards
●	Physical commodities

Securities Account means, with respect to any Access Person, an account with a broker, dealer or bank in which Securities are held and traded and the Access Person or a member of his or her Immediate Family has a Beneficial Interest and/or Control.

Securities Transaction means a transaction (whether a purchase, sale or other type of acquisition or disposition, including a gift) in a Security in which the Access Person or a member of his or her Immediate Family has or acquires a Beneficial Interest and/or Control.

Small Cap Issuer is an issuer of Securities with an equity market capitalization of less than $3 billion.

StarCompliance shall mean the online application utilized by Compliance for administering the Code of Ethics and monitoring personal securities trading by Access Persons.

Appendix III

List of Broad-Based ETF’s that require holdings reporting, but NOT pre-clearance approval.

Ticker	Fund Name	Issuer
AAXJ	iShares MSCI All Country Asia ex Japan ETF	Blackrock
ACWI	iShares MSCI ACWI ETF	Blackrock
ACWV	iShares MSCI Global Min Vol Factor ETF	Blackrock
ACWX	iShares MSCI ACWI ex U.S. ETF	Blackrock
AGG	iShares Core U.S. Aggregate Bond ETF	Blackrock
AGGY	WisdomTree Yield Enhanced U.S. Aggregate Bond Fund	WisdomTree
AIA	iShares Asia 50 ETF	Blackrock
ANGL	VanEck Vectors Fallen Angel High Yield Bond ETF	VanEck
AOA	iShares Core Aggressive Allocation ETF	Blackrock
AOM	iShares Core Moderate Allocation ETF	Blackrock
AOR	iShares Core Growth Allocation ETF	Blackrock
ARKK	ARK Innovation ETF	ARK
BAB	Invesco Taxable Municipal Bond ETF	Invesco
BBAX	JPMorgan BetaBuilders Developed Asia ex-Japan ETF	JPMorgan Chase
BBEU	JPMorgan BetaBuilders Europe ETF	JPMorgan Chase
BBIN	JPMorgan BetaBuilders International Equity ETF	JPMorgan Chase
BBMC	JPMorgan BetaBuilders U.S. Mid Cap Equity ETF	JPMorgan Chase
BIL	SPDR Bloomberg Barclays 1-3 Month T-Bill ETF	State Street Global Advisors
BIV	Vanguard Intermediate-Term Bond ETF	Vanguard
BKLN	Invesco Senior Loan ETF	Invesco
BLV	Vanguard Long-Term Bond ETF	Vanguard
BND	Vanguard Total Bond Market ETF	Vanguard
BNDX	Vanguard Total International Bond ETF	Vanguard
BOND	PIMCO Active Bond ETF	PIMCO
BSCL	Invesco BulletShares 2021 Corporate Bond ETF	Invesco
BSCM	Invesco BulletShares 2022 Corporate Bond ETF	Invesco
BSCN	Invesco BulletShares 2023 Corporate Bond ETF	Invesco
BSCO	Invesco BulletShares 2024 Corporate Bond ETF	Invesco
BSV	Vanguard Short-Term Bond ETF	Vanguard
BWX	SPDR Bloomberg Barclays International Treasury Bond ETF	State Street Global Advisors
CMF	iShares California Muni Bond ETF	Blackrock
CWB	SPDR Bloomberg Barclays Convertible Securities ETF	State Street Global Advisors
CWI	SPDR MSCI ACWI ex-US ETF	State Street Global Advisors
DBEF	Xtrackers MSCI EAFE Hedged Equity ETF	Deutsche Bank
DEM	WisdomTree Emerging Markets High Dividend Fund	WisdomTree
DES	WisdomTree U.S. SmallCap Dividend Fund	WisdomTree
DGRO	iShares Core Dividend Growth ETF	Blackrock
DGRW	WisdomTree US Quality Dividend Growth Fund	WisdomTree
DGS	WisdomTree Emerging Markets SmallCap Dividend Fund	WisdomTree
DIA	SPDR Dow Jones Industrial Average ETF Trust	State Street Global Advisors
DLN	WisdomTree U.S. LargeCap Dividend Fund	WisdomTree
DLS	WisdomTree International SmallCap Dividend Fund	WisdomTree
DON	WisdomTree U.S. MidCap Dividend Fund	WisdomTree
DSI	iShares MSCI KLD 400 Social ETF	Blackrock
DVY	iShares Select Dividend ETF	Blackrock
EAGG	iShares ESG Aware U.S. Aggregate Bond ETF	Blackrock
EBND	SPDR Bloomberg Barclays Emerging Markets Local Bond ETF	State Street Global Advisors
EDV	Vanguard Extended Duration Treasury ETF	Vanguard

1

Ticker	Fund Name	Issuer
EEM	iShares MSCI Emerging Markets ETF	Blackrock
EEMV	iShares MSCI Emerging Markets Min Vol Factor ETF	Blackrock
EFA	iShares MSCI EAFE ETF	Blackrock
EFAV	iShares MSCI EAFE Min Vol Factor ETF	Blackrock
EFG	iShares MSCI EAFE Growth ETF	Blackrock
EFV	iShares MSCI EAFE Value ETF	Blackrock
EMB	iShares JP Morgan USD Emerging Markets Bond ETF	Blackrock
EMLC	VanEck Vectors J.P. Morgan EM Local Currency Bond ETF	VanEck
EPP	iShares MSCI Pacific ex-Japan ETF	Blackrock
ESGD	iShares ESG Aware MSCI EAFE ETF	Blackrock
ESGE	iShares ESG Aware MSCI EM ETF	Blackrock
ESGU	iShares ESG Aware MSCI USA ETF	Blackrock
ESGV	Vanguard ESG U.S. Stock ETF	Vanguard
EZU	iShares MSCI Eurozone ETF	Blackrock
FALN	iShares Fallen Angels USD Bond ETF	Blackrock
FBND	Fidelity Total Bond ETF	Fidelity
FDL	First Trust Morningstar Dividend Leaders Index Fund	First Trust
FEX	First Trust Large Cap Core AlphaDEX Fund	First Trust
FEZ	SPDR Euro STOXX 50 ETF	State Street Global Advisors
FIXD	First Trust TCW Opportunistic Fixed Income ETF	First Trust
FLCB	Franklin Liberty U.S. Core Bond ETF	Franklin Templeton
FLOT	iShares Floating Rate Bond ETF	Blackrock
FLQL	Franklin LibertyQ U.S. Equity ETF	Franklin Templeton
FLRN	SPDR Bloomberg Barclays Investment Grade Floating Rate ETF	State Street Global Advisors
FMB	First Trust Managed Municipal ETF	First Trust
FNDA	Schwab Fundamental U.S. Small Company Index ETF	Charles Schwab
FNDC	Schwab Fundamental International Small Company Index ETF	Charles Schwab
FNDE	Schwab Fundamental Emerging Markets Large Company Index ETF	Charles Schwab
FNDF	Schwab Fundamental International Large Company Index ETF	Charles Schwab
FNDX	Schwab Fundamental U.S. Large Company Index ETF	Charles Schwab
FPE	First Trust Preferred Securities & Income ETF	First Trust
FPX	First Trust U.S. Equity Opportunities ETF	First Trust
FPXI	First Trust International Equity Opportunities ETF	First Trust
FTC	First Trust Large Cap Growth AlphaDEX Fund	First Trust
FTCS	First Trust Capital Strength ETF	First Trust
FTSL	First Trust Senior Loan Fund	First Trust
FTSM	First Trust Enhanced Short Maturity ETF	First Trust
FV	First Trust Dorsey Wright Focus 5 ETF	First Trust
FVD	First Trust Value Line Dividend Index Fund	First Trust
GBIL	Goldman Sachs Access Treasury 0-1 Year ETF	Goldman Sachs
GEM	Goldman Sachs ActiveBeta Emerging Markets Equity ETF	Goldman Sachs
GOVT	iShares U.S. Treasury Bond ETF	Blackrock
GSIE	Goldman Sachs ActiveBeta International Equity ETF	Goldman Sachs
GSLC	Goldman Sachs ActiveBeta U.S. Large Cap Equity ETF	Goldman Sachs
GSY	Invesco Ultra Short Duration ETF	Invesco
GVI	iShares Intermediate Government/Credit Bond ETF	Blackrock
HDV	iShares Core High Dividend ETF	Blackrock
HEDJ	WisdomTree Europe Hedged Equity Fund	WisdomTree

2

Ticker	Fund Name	Issuer
HEFA	iShares Currency Hedged MSCI EAFE ETF	Blackrock
HYD	VanEck Vectors High Yield Muni ETF	VanEck
HYG	iShares iBoxx USD High Yield Corporate Bond ETF	Blackrock
HYLB	Xtrackers USD High Yield Corporate Bond ETF	Deutsche Bank
HYLS	First Trust Tactical High Yield ETF	First Trust
HYMB	SPDR Nuveen Bloomberg Barclays High Yield Municipal Bond ETF	State Street Global Advisors
HYS	PIMCO 0-5 Year High Yield Corporate Bond Index ETF	PIMCO
IAGG	iShares Core International Aggregate Bond ETF	Blackrock
IBDM	iShares iBonds Dec 2021 Term Corporate ETF	Blackrock
IBDN	iShares iBonds Dec 2022 Term Corporate ETF	Blackrock
IBDO	iShares iBonds Dec 2023 Term Corporate ETF	Blackrock
IBDP	iShares iBonds Dec 2024 Term Corporate ETF	Blackrock
IBDQ	iShares iBonds Dec 2025 Term Corporate ETF	Blackrock
ICSH	BlackRock Ultra Short-Term Bond ETF	Blackrock
ICVT	iShares Convertible Bond ETF	Blackrock
IDEV	iShares Core MSCI International Developed Markets ETF	Blackrock
IDV	iShares International Select Dividend ETF	Blackrock
IEF	iShares 7-10 Year Treasury Bond ETF	Blackrock
IEFA	iShares Core MSCI EAFE ETF	Blackrock
IEI	iShares 3-7 Year Treasury Bond ETF	Blackrock
IEMG	iShares Core MSCI Emerging Markets ETF	Blackrock
IEUR	iShares Core MSCI Europe ETF	Blackrock
IEV	iShares Europe ETF	Blackrock
IGIB	iShares 5-10 Year Investment Grade Corporate Bond ETF	Blackrock
IGLB	iShares 10+ Year Investment Grade Corporate Bond ETF	Blackrock
IGOV	iShares International Treasury Bond ETF	Blackrock
IGSB	iShares 1-5 Year Investment Grade Corporate Bond ETF	Blackrock
IJH	iShares Core S&P Mid-Cap ETF	Blackrock
IJJ	iShares S&P Mid-Cap 400 Value ETF	Blackrock
IJK	iShares S&P Mid-Cap 400 Growth ETF	Blackrock
IJR	iShares Core S&P Small-Cap ETF	Blackrock
IJS	iShares S&P Small-Cap 600 Value ETF	Blackrock
IJT	iShares S&P Small-Cap 600 Growth ETF	Blackrock
ILF	iShares Latin America 40 ETF	Blackrock
IOO	iShares Global 100 ETF	Blackrock
IPAC	iShares Core MSCI Pacific ETF	Blackrock
IQLT	iShares MSCI Intl Quality Factor ETF	Blackrock
ISTB	iShares Core 1-5 Year USD Bond ETF	Blackrock
ITM	VanEck Vectors Intermediate Muni ETF	VanEck
ITOT	iShares Core S&P Total U.S. Stock Market ETF	Blackrock
IUSB	iShares Core Total USD Bond Market ETF	Blackrock
IUSG	iShares Core S&P U.S. Growth ETF	Blackrock
IUSV	iShares Core S&P U.S. Value ETF	Blackrock
IVE	iShares S&P 500 Value ETF	Blackrock
IVOL	Quadratic Interest Rate Volatility and Inflation Hedge ETF	CICC
IVOO	Vanguard S&P Mid-Cap 400 ETF	Vanguard
IVV	iShares Core S&P 500 ETF	Blackrock
IVW	iShares S&P 500 Growth ETF	Blackrock

3

Ticker	Fund Name	Issuer
IWB	iShares Russell 1000 ETF	Blackrock
IWC	iShares Micro-Cap ETF	Blackrock
IWD	iShares Russell 1000 Value ETF	Blackrock
IWF	iShares Russell 1000 Growth ETF	Blackrock
IWM	iShares Russell 2000 ETF	Blackrock
IWN	iShares Russell 2000 Value ETF	Blackrock
IWO	iShares Russell 2000 Growth ETF	Blackrock
IWP	iShares Russell Mid-Cap Growth ETF	Blackrock
IWR	iShares Russell Mid-Cap ETF	Blackrock
IWS	iShares Russell Mid-Cap Value ETF	Blackrock
IWV	iShares Russell 3000 ETF	Blackrock
IWX	iShares Russell Top 200 Value ETF	Blackrock
IWY	iShares Russell Top 200 Growth ETF	Blackrock
IXUS	iShares Core MSCI Total International Stock ETF	Blackrock
IYY	iShares Dow Jones U.S. ETF	Blackrock
JHMM	John Hancock Multifactor Mid Cap ETF	John Hancock
JKE	iShares Morningstar Large-Cap Growth ETF	Blackrock
JKH	iShares Morningstar Mid-Cap Growth ETF	Blackrock
JMST	JPMorgan Ultra-Short Municipal Income ETF	JPMorgan Chase
JNK	SPDR Bloomberg Barclays High Yield Bond ETF	State Street Global Advisors
JPHY	JPMorgan High Yield Research Enhanced ETF	JPMorgan Chase
JPST	JPMorgan Ultra-Short Income ETF	JPMorgan Chase
KOMP	SPDR S&P Kensho New Economies Composite ETF	State Street Global Advisors
LMBS	First Trust Low Duration Opportunities ETF	First Trust
LQD	iShares iBoxx USD Investment Grade Corporate Bond ETF	Blackrock
MBB	iShares MBS ETF	Blackrock
MDY	SPDR S&P Midcap 400 ETF Trust	State Street Global Advisors
MDYG	SPDR S&P 400 Mid Cap Growth ETF	State Street Global Advisors
MDYV	SPDR S&P 400 Mid Cap Value ETF	State Street Global Advisors
MGC	Vanguard Mega Cap ETF	Vanguard
MGK	Vanguard Mega Cap Growth ETF	Vanguard
MGV	Vanguard Mega Cap Value ETF	Vanguard
MINT	PIMCO Enhanced Short Maturity Active ETF	PIMCO
MOAT	VanEck Vectors Morningstar Wide Moat ETF	VanEck
MTUM	iShares MSCI USA Momentum Factor ETF	Blackrock
MUB	iShares National Muni Bond ETF	Blackrock
NEAR	BlackRock Short Maturity Bond ETF	Blackrock
NOBL	ProShares S&P 500 Dividend Aristocrats ETF	ProShares
OEF	iShares S&P 100 ETF	Blackrock
OMFL	Invesco Russell 1000 Dynamic Multifactor ETF	Invesco
ONEQ	Fidelity NASDAQ Composite Index ETF	Fidelity
PCY	Invesco Emerging Markets Sovereign Debt ETF	Invesco
PDP	Invesco DWA Momentum ETF	Invesco
PFF	iShares Preferred and Income Securities ETF	Blackrock
PFFD	Global X U.S. Preferred ETF	Mirae Asset
PGF	Invesco Financial Preferred ETF	Invesco
PGX	Invesco Preferred ETF	Invesco
PKW	Invesco BuyBack Achievers ETF	Invesco

4

Ticker	Fund Name	Issuer
PRF	Invesco FTSE RAFI U.S. 1000 ETF	Invesco
PRFZ	Invesco FTSE RAFI US 1500 Small-Mid ETF	Invesco
PSC	Principal U.S. Small-Cap Multi-Factor ETF	Principal
PSK	SPDR Wells Fargo Preferred Stock ETF	State Street Global Advisors
PTLC	Pacer Trendpilot U.S. Large Cap ETF	Pacer Advisors
PULS	PGIM Ultra Short Bond ETF	Prudential
PXF	Invesco FTSE RAFI Developed Markets ex-U.S. ETF	Invesco
PXH	Invesco FTSE RAFI Emerging Markets ETF	Invesco
PZA	Invesco National AMT-Free Municipal Bond ETF	Invesco
QDF	FlexShares Quality Dividend Index Fund	Northern Trust
QLTA	iShares Aaa-A Rated Corporate Bond ETF	Blackrock
QQEW	First Trust Nasdaq-100 Equal Weighted Index Fund	First Trust
QQQ	Invesco QQQ Trust	Invesco
QQQJ	Invesco NASDAQ Next Gen 100 ETF	Invesco
QUAL	iShares MSCI USA Quality Factor ETF	Blackrock
QYLD	Global X NASDAQ 100 Covered Call ETF	Mirae Asset
RDVY	First Trust Rising Dividend Achievers ETF	First Trust
RODM	Hartford Multifactor Developed Markets (ex-US) ETF	The Hartford
RPG	Invesco S&P 500 Pure Growth ETF	Invesco
RPV	Invesco S&P 500 Pure Value ETF	Invesco
RSP	Invesco S&P 500 Equal Weight ETF	Invesco
RSX	VanEck Vectors Russia ETF	VanEck
SCHA	Schwab U.S. Small-Cap ETF	Charles Schwab
SCHB	Schwab U.S. Broad Market ETF	Charles Schwab
SCHC	Schwab International Small-Cap Equity ETF	Charles Schwab
SCHD	Schwab U.S. Dividend Equity ETF	Charles Schwab
SCHE	Schwab Emerging Markets Equity ETF	Charles Schwab
SCHF	Schwab International Equity ETF	Charles Schwab
SCHG	Schwab U.S. Large-Cap Growth ETF	Charles Schwab
SCHK	Schwab 1000 Index ETF	Charles Schwab
SCHM	Schwab U.S. Mid-Cap ETF	Charles Schwab
SCHO	Schwab Short-Term U.S. Treasury ETF	Charles Schwab
SCHP	Schwab U.S. TIPS ETF	Charles Schwab
SCHR	Schwab Intermediate-Term U.S. Treasury ETF	Charles Schwab
SCHV	Schwab U.S. Large-Cap Value ETF	Charles Schwab
SCHX	Schwab U.S. Large-Cap ETF	Charles Schwab
SCHZ	Schwab U.S. Aggregate Bond ETF	Charles Schwab
SCZ	iShares MSCI EAFE Small-Cap ETF	Blackrock
SDOG	ALPS Sector Dividend Dogs ETF	SS&C
SDY	SPDR S&P Dividend ETF	State Street Global Advisors
SHM	SPDR Nuveen Bloomberg Barclays Short Term Municipal Bond ETF	State Street Global Advisors
SHV	iShares Short Treasury Bond ETF	Blackrock
SHY	iShares 1-3 Year Treasury Bond ETF	Blackrock
SHYG	iShares 0-5 Year High Yield Corporate Bond ETF	Blackrock
SJNK	SPDR Bloomberg Barclays Short Term High Yield Bond ETF	State Street Global Advisors
SLQD	iShares 0-5 Year Investment Grade Corporate Bond ETF	Blackrock
SLY	SPDR S&P 600 Small Cap ETF	State Street Global Advisors
SLYG	SPDR S&P 600 Small Cap Growth ETF	State Street Global Advisors

5

Ticker	Fund Name	Issuer
SLYV	SPDR S&P 600 Small Cap Value ETF	State Street Global Advisors
SPAB	SPDR Portfolio Aggregate Bond ETF	State Street Global Advisors
SPDW	SPDR Portfolio Developed World ex-US ETF	State Street Global Advisors
SPEM	SPDR Portfolio Emerging Markets ETF	State Street Global Advisors
SPHB	Invesco S&P 500 High Beta ETF	Invesco
SPHD	Invesco S&P 500 High Dividend Low Volatility ETF	Invesco
SPHQ	Invesco S&P 500 Quality ETF	Invesco
SPIB	SPDR Portfolio Intermediate Term Corporate Bond ETF	State Street Global Advisors
SPIP	SPDR Portfolio TIPS ETF	State Street Global Advisors
SPLG	SPDR Portfolio S&P 500 ETF	State Street Global Advisors
SPLV	Invesco S&P 500 Low Volatility ETF	Invesco
SPMB	SPDR Portfolio Mortgage Backed Bond ETF	State Street Global Advisors
SPMD	SPDR Portfolio S&P 400 Mid Cap ETF	State Street Global Advisors
SPSB	SPDR Portfolio Short Term Corporate Bond ETF	State Street Global Advisors
SPSM	SPDR Portfolio S&P 600 Small Cap ETF	State Street Global Advisors
SPTI	SPDR Portfolio Intermediate Term Treasury ETF	State Street Global Advisors
SPTL	SPDR Portfolio Long Term Treasury ETF	State Street Global Advisors
SPTM	SPDR Portfolio S&P 1500 Composite Stock Market ETF	State Street Global Advisors
SPTS	SPDR Portfolio Short Term Treasury ETF	State Street Global Advisors
SPY	SPDR S&P 500 ETF Trust	State Street Global Advisors
SPYD	SPDR Portfolio S&P 500 High Dividend ETF	State Street Global Advisors
SPYG	SPDR Portfolio S&P 500 Growth ETF	State Street Global Advisors
SPYV	SPDR Portfolio S&P 500 Value ETF	State Street Global Advisors
SRLN	SPDR Blackstone Senior Loan ETF	State Street Global Advisors
STIP	iShares 0-5 Year TIPS Bond ETF	Blackrock
SUB	iShares Short-Term National Muni Bond ETF	Blackrock
SUSA	iShares MSCI USA ESG Select ETF	Blackrock
SUSL	iShares ESG MSCI USA Leaders ETF	Blackrock
TDTT	FlexShares iBoxx 3 Year Target Duration TIPS Index Fund	Northern Trust
TFI	SPDR Nuveen Bloomberg Barclays Municipal Bond ETF	State Street Global Advisors
TILT	FlexShares Morningstar US Market Factor Tilt Index Fund	Northern Trust
TIP	iShares TIPS Bond ETF	Blackrock
TLH	iShares 10-20 Year Treasury Bond ETF	Blackrock
TLT	iShares 20+ Year Treasury Bond ETF	Blackrock
TOTL	SPDR DoubleLine Total Return Tactical ETF	State Street Global Advisors
URTH	iShares MSCI World ETF	Blackrock
USFR	WisdomTree Floating Rate Treasury Fund	WisdomTree
USHY	iShares Broad USD High Yield Corporate Bond ETF	Blackrock
USIG	iShares Broad USD Investment Grade Corporate Bond ETF	Blackrock
USMC	Principal U.S. Mega-Cap ETF	Principal
USMV	iShares MSCI USA Min Vol Factor ETF	Blackrock
USSG	Xtrackers MSCI U.S.A. ESG Leaders Equity ETF	Deutsche Bank
VB	Vanguard Small-Cap ETF	Vanguard
VBK	Vanguard Small-Cap Growth ETF	Vanguard
VBR	Vanguard Small-Cap Value ETF	Vanguard
VCIT	Vanguard Intermediate-Term Corporate Bond ETF	Vanguard
VCLT	Vanguard Long-Term Corporate Bond ETF	Vanguard
VCSH	Vanguard Short-Term Corporate Bond ETF	Vanguard

6

Ticker	Fund Name	Issuer
VEA	Vanguard FTSE Developed Markets ETF	Vanguard
VEU	Vanguard FTSE All-World ex-US ETF	Vanguard
VGIT	Vanguard Intermediate-Term Treasury Index ETF	Vanguard
VGK	Vanguard FTSE Europe ETF	Vanguard
VGLT	Vanguard Long-Term Treasury Index ETF	Vanguard
VGSH	Vanguard Short-Term Treasury Index ETF	Vanguard
VIG	Vanguard Dividend Appreciation ETF	Vanguard
VIGI	Vanguard International Dividend Appreciation ETF	Vanguard
VIOO	Vanguard S&P Small-Cap 600 ETF	Vanguard
VIOV	Vanguard S&P Small-Cap 600 Value ETF	Vanguard
VLUE	iShares MSCI USA Value Factor ETF	Blackrock
VMBS	Vanguard Mortgage-Backed Securities ETF	Vanguard
VNLA	Janus Henderson Short Duration Income ETF	Janus Henderson
VO	Vanguard Mid-Cap ETF	Vanguard
VOE	Vanguard Mid-Cap Value ETF	Vanguard
VONE	Vanguard Russell 1000 ETF	Vanguard
VONG	Vanguard Russell 1000 Growth ETF	Vanguard
VONV	Vanguard Russell 1000 Value ETF	Vanguard
VOO	Vanguard S&P 500 ETF	Vanguard
VOOG	Vanguard S&P 500 Growth ETF	Vanguard
VOOV	Vanguard S&P 500 Value ETF	Vanguard
VOT	Vanguard Mid-Cap Growth ETF	Vanguard
VPL	Vanguard FTSE Pacific ETF	Vanguard
VRP	Invesco Variable Rate Preferred ETF	Invesco
VSGX	Vanguard ESG International Stock ETF	Vanguard
VSS	Vanguard FTSE All-World ex-US Small-Cap ETF	Vanguard
VT	Vanguard Total World Stock ETF	Vanguard
VTEB	Vanguard Tax-Exempt Bond ETF	Vanguard
VTI	Vanguard Total Stock Market ETF	Vanguard
VTIP	Vanguard Short-Term Inflation-Protected Securities ETF	Vanguard
VTV	Vanguard Value ETF	Vanguard
VTWO	Vanguard Russell 2000 ETF	Vanguard
VUG	Vanguard Growth ETF	Vanguard
VV	Vanguard Large-Cap ETF	Vanguard
VWO	Vanguard FTSE Emerging Markets ETF	Vanguard
VWOB	Vanguard Emerging Markets Government Bond ETF	Vanguard
VXF	Vanguard Extended Market ETF	Vanguard
VXUS	Vanguard Total International Stock ETF	Vanguard
VYM	Vanguard High Dividend Yield ETF	Vanguard
VYMI	Vanguard International High Dividend Yield ETF	Vanguard
XLG	Invesco S&P 500 Top 50 ETF	Invesco
XMLV	Invesco S&P MidCap Low Volatility ETF	Invesco
XSLV	Invesco S&P SmallCap Low Volatility ETF	Invesco
XSOE	WisdomTree Emerging Markets ex-State-Owned Enterprises Fund	WisdomTree

7